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                                                               December 21, 2000



         DEFERRAL OF POTENTIAL MANAGEMENT CONTINUITY SEVERANCE BENEFITS

As a selected key executive subject to a Management Continuity Agreement with the Company dated as of December 21, 2000 (the "MCA"), you may elect, under the Deferred Compensation Plan for Key Employees (the "Plan"), to defer, subject to the approval of the Human Resources Committee of the Board, any lump sum Severance Benefits payable under Article 4, paragraphs a and c of the MCA. Because you are entitled to Severance Benefits only upon a Qualifying Termination of your employment within [FOUR/ TWO] years of a Change in Control in accordance with the terms of the MCA, a deferral of such Severance Benefits can only be given effect if a valid aged deferral election AND a valid aged installment payment election are in place at the time Severance Benefits become payable.

Elections to defer and receive installment payments must be made sufficiently in advance of a Change in Control and a Qualifying Termination, as defined under the MCA, in order to effect the deferral for Federal and State income tax purposes.

Deferrals of MCA Severance Benefits can be made into such Deferral Options (as defined in the Plan) as are available under the Plan at the time of your Qualifying Termination after a Change in Control. At this time, Deferral Options include (i) the Prime Rate Option, (ii) the Ralston Purina Equity Option and
(iii) nine Measurement Fund Options which mirror the returns of the Vanguard mutual funds that are available in the Ralston Purina Company Savings Investment Plan. Under the Plan, upon the occurrence of a certain type of Change in Control, deferrals into the Ralston Purina Equity Option will no longer be permitted and accounts under that Option will be converted into accounts established under the Prime Rate Option. Therefore, upon the occurrence of such type of Change in Control, the Equity Option will not be available for your deferral. In addition, you should be aware that the Deferral Options offered under the Plan may be added or deleted as the Committee or its delegee may from time to time determine. Although your election to defer is irrevocable, you will be given an opportunity to alter your choice of Deferral Options at the time the deferral is effected, consistent with the range of Deferral Options available at such time.

Attachment 1 lists Factors to Consider. The Deferred Compensation Plan Prospectus (Attachment 2) summarizes the provisions of those Deferral Options.

PLEASE NOTE THAT NO COMPANY MATCH WILL BE PROVIDED TO ANY SEVERANCE BENEFITS DEFERRALS.

In making your election, please carefully review the attached Deferred Compensation Plan Prospectus and the Factors to Consider. Keep in mind that your election to defer may not be changed even if circumstances, such as your personal financial situation, interest rates or Deferral Options, change in the future.
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REQUEST FOR DEFERRAL

PLEASE RETURN ONE COPY OF THE ELECTION FORM (ATTACHMENT 3) AS SOON AS POSSIBLE, BUT IN ANY EVENT NO LATER THAN JANUARY 20, 2001 WHETHER OR NOT YOU WISH TO REQUEST A DEFERRAL. A duplicate form is attached for your records.

The deferral of MCA Severance Benefits is at the discretion of Human Resources Committee of the Board of Directors and is subject to the Committee's approval.

If you have any questions, please call me at extension 2325 or Pat Robbins at extension 5889.




                                    Ron Sheban


Attachments
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                                                                    Attachment 1

                               FACTORS TO CONSIDER

Under current Federal and state income tax laws, you will not be taxed on any deferral amounts or any earnings on those deferral amounts until you actually receive payments of such amounts, as long as elections to defer are made in a timely fashion. Deferred amounts are taxed as ordinary income in the year received.

The IRS may challenge a deferral of income if the timing of the deferral and payment form elections does not satisfy certain IRS criteria. In such event, the IRS may deem the entire MCA Severance Benefit to have been constructively received and subject to income taxes at the time the Benefits became payable under the MCA Agreement upon a Change in Control and Qualifying Termination of Employment.

All wages, without limit, and whether or not deferred, are subject when earned to Social Security (to the extent the taxable wage base has not been attained), and to the Medicare Hospital Insurance (HI) Tax of 1.45%. To the extent necessary to satisfy these FICA withholding requirements, a portion of the deferred MCA Severance Benefits may, instead, be paid to you and subject to Federal, state, and local taxes, as applicable. All required withholding would first be taken out of any nondeferred MCA Severance Benefits, or your first installment payment of MCA Severance Benefits.

MCA Severance Benefits, whether paid or deferred, are not Benefit Earnings for purposes of Ralston Purina Company benefit plans.

In evaluating the Ralston Purina Equity Fund Option, consider the length of time your investment in stock equivalents subjects your deferral to market risks. Also consider long-range economic and political conditions, the prospects of the business underlying the stock, and whether the Company will be willing and able to declare and pay dividends to create dividend equivalents. Note that upon the occurrence of a certain type of a Change in Control, the Equity Fund Option will cease, no new deferrals into this Option will be accepted, and all existing deferrals in the Equity Fund Option will be transferred to the Prime Rate Fund.

The Prime Rate Fund Option will credit interest equivalents on your deferred amounts annually based on the average of the daily close of business prime rates. These equivalents may vary substantially from year to year depending on changes in interest rates.

For the Measurement Fund Options, deferred amounts will earn returns (which may be positive or negative) as if they had been invested at the net asset value (net of investment advisory fees) of the investment funds on which the measurement is based. Note that these funds are used for measurement purposes only. Your account will be credited with investment returns based on these funds but will be reflected as a bookkeeping entry only and will not represent an actual investment made on your behalf.

The Deferral Options offered under the Deferred Compensation Plan for Key Employees may be added or deleted as the Human Resources Committee of the Board of Directors, or its delegee, may from time to time determine.

Participants in the Plan are permitted to transfer any amounts credited to an account under the Prime Rate Option or any Measurement Fund Option on a daily basis to any other deferral options offered under the Plan. Participants may also transfer, on a daily basis, any amounts which have been deferred under the Ralston Purina Equity Option for at least one year.

Benefits under the Deferred Compensation Plan for Key Employees are unfunded. In considering the options, you should note that your right to receive distributions from the Plan is that of a general creditor of Ralston Purina Company.

The Pension Source Act prohibits a state from taxing installment payments made over a period of at least ten years to a former resident who is residing in a non income tax bearing state at the time the installment payments are made.

Consider your deferral participation carefully and consult your personal advisor if you have any questions. Please refer to the enclosed Deferred Compensation Plan Prospectus for more details. Your election to defer may not be changed for any reason.
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DECEMBER 21, 2000                     DEFERRAL ELECTION
                                  ATTACHMENT 3
                    MANAGEMENT CONTINUITY SEVERANCE BENEFITS
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I.    DEFERRAL ELECTION. Please submit my request as follows with respect to
      Severance Benefits under Article 4a & c of the Management Continuity Agreement dated December 21, 2000 (the "MCA") that may be paid to me upon a Qualifying Termination following a Change in Control. I understand that an election to defer, once made, is IRREVOCABLE, and is subject to Human Resources Committee approval.

CHECK ONE BOX BELOW:


[ ]   NO DEFERRAL       Check here if you do not wish to defer any portion of
                        your MCA Severance Benefits. Ignore items 1) and 2) and proceed to Part III below.

[ ]   DEFERRAL          Check here if you wish to defer any portion of your MCA
                        Severance Benefits. Complete items 1) and 2) and the bottom section. NOTE: THIS DEFERRAL ELECTION WILL BE
                        GIVEN EFFECT ONLY IF A VALID INSTALLMENT PAYMENT OPTION
                        ELECTION IS ALSO IN PLACE. (SEE PART II, PAYMENT
                        ELECTION, BELOW.)

                  1)  Fill in one blank only:
                      Defer    %   OR   Defer all up to $________________
                      OR    Defer all in excess of $____________________

                  2) PLEASE ALLOCATE THE AMOUNT INDICATED IN ITEM 1) ABOVE IN
                     WHOLE PERCENTAGE INCREMENTS TO THE FOLLOWING ACCOUNT(S):

[  ]   Ralston Purina Equity Fund      _______%*      [  ]   Vanguard International Growth Fund                _______%
[  ]   Prime Rate Fund                 _______%       [  ]   Vanguard LifeStrategy Income Fund                 _______%
[  ]   Vanguard Wellington Fund        _______%       [  ]   Vanguard LifeStrategy Conservative Growth Fund    _______%
[  ]   Vanguard 500 Index Fund         _______%       [  ]   Vanguard LifeStrategy Moderate Growth Fund        _______%
[  ]   Vanguard Windsor II Fund        _______%       [  ]   Vanguard LifeStrategy Growth Fund                 _______%
[  ]   Vanguard Small-Cap Index Fund   _______%       [  ]                                                     _______%
                                                                                   TOTAL                          100 %
                                                                                                               =======

* Will convert to Prime Rate Fund upon the occurrence of a certain type of Change in Control.

         - THERE IS NO COMPANY MATCH ON ANY SEVERANCE BENEFITS DEFERRAL -
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II. PAYMENT ELECTION.

CHECK ONE BOX BELOW TO SELECT A PAYMENT OPTION. The election made below will apply only to distributions from the Deferred Compensation Plan attributable to MCA Severance Benefits deferrals. AN INSTALLMENT FORM ELECTION WILL APPLY ONLY TO DISTRIBUTIONS OF MCA SEVERANCE BENEFITS RESULTING FROM A QUALIFYING TERMINATION AS DEFINED UNDER THE MCA, THAT OCCURS AT LEAST SIX (6) MONTHS FOLLOWING THE DATE THE INSTALLMENT FORM ELECTION IS COMPLETED.

(NOTE: If you have a current distribution election form on file with respect to payments from your Deferred Compensation Plan account, and you wish such distribution election also to apply to any deferred MCA Severance Benefits, this Payment Election section does not have to be completed; rather, such election form will also apply to distributions of your MCA Severance Benefits.)

   CHECK ONE:     [ ]   5 ANNUAL INSTALLMENTS     [ ]    10 ANNUAL INSTALLMENTS
--------------------------------------------------------------------------------
III.


______________________________                   _______________________________
Social Security Number                           Signature

______________________________                   _______________________________
Today's Date                                     Name (Type or Print)

______________________________                   _______________________________
Division                                         Department             Location
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______________________________       ____        _______________________________
Home Street Address                  City          State                Zip


    THIS FORM MUST BE RETURNED TO COMPENSATION DEPARTMENT - 1A NO LATER THAN
                                JANUARY 20, 2001